UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 9, 2017 (November 9, 2017)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 870-2601

(Former name or former address, if changed since last report):  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

□

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2017, Range Resources Corporation (the “Company” or “Range”) issued a press release announcing Roger S. Manny’s plans to retire as Chief Financial Officer (“CFO”) of the Company as of the 2018 annual stockholders meeting (scheduled for May 16, 2018).  Under a management succession plan and transition process approved by the Board of Directors, Mark Scucchi, who currently serves as Vice President – Finance & Treasurer, is expected to be appointed CFO upon Mr. Manny’s retirement.

Mr. Scucchi joined Range in 2008 where he has served as Director and currently as Vice President – Finance & Treasurer.  Prior to joining Range, he worked for JP Morgan Securities Inc. and Ernst and Young LLP.  Mr. Scucchi earned a Bachelor of Science in Business Administration from Georgetown University and a Master of Science in Accountancy from the University of Notre Dame.

There are no arrangements or understandings between Mr. Scucchi and any other person pursuant to which he expects to be appointed as CFO.  There is no family relationship between Mr. Scucchi and any director, executive officer or person nominated or chosen by our Company to become a director or executive officer of our Company.  Range has not entered into any transaction with Mr. Scucchi that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this item by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1 Press Release dated November 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ David P. Poole
David P. Poole
Senior Vice President-General Counsel and Corporate Secretary

Date:  November 9, 2017